Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203504) pertaining to the Amended and Restated 2014 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Kura Oncology, Inc. of our report dated March 17, 2016, with respect to the financial statements of Kura Oncology, Inc. included in this Annual Report (Form 10-K) of Kura Oncology, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

March 17, 2016